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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 04/27/1992
732118044 - 2295882

CERTIFICATE OF INCORPORATION
OF
CADIZ LAND COMPANY, INC.

FIRST: The name of the Corporation is Cadiz Land Company, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twelve million one hundred thousand (12,100,000), consisting of:

(1) Twelve million (12,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock"); and

(2) One Hundred Thousand (100,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock").

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the Chief Executive Officer or the President.

SIXTH:

A. The number of directors shall initially be four and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, designation, retirement, removal from office, disqualification or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Board of Directors of the Corporation (the "Board"), when evaluating any offer of another party, (a) to make a tender or exchange offer for any Voting Stock of the Corporation (as defined in Article SIXTH) or (b) to effect any merger, consolidation, or sale of all or substantially all of the assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:

(i) the interests of the Corporation's stockholders;

(ii) whether the proposed transaction might violate federal or state laws;

(iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

(iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board is authorized to conduct such investigations and to engage in such legal proceedings as the Board may determine.

TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article TENTH, Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article NINTH.

ELEVENTH: The name and address of the sole incorporator is as follows:

Name	**Mailing Address**
Debra L. Pitney	818 West Seventh Los Angeles, CA 90017

I THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 27 day of April, 1992.

Debra L. Pitney

Debra L. Pitney

0384p

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
CADIZ LAND COMPANY, INC.
a Delaware Corporation

CADIZ LAND COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Cadiz Land Company, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Subsection A of the Fourth Article thereof so that, as amended Subsection A of said Article shall be and read as follows:

"Fourth:

A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Twenty Four million one hundred thousand (24,100,000), consisting of:

(1) Twenty Four million (24,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock"); and

(2) One Hundred Thousand (100,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock").

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 05/19/1993
733139017 - 2295882

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEROF, said Cadiz Land Company, Inc. has caused this certificate to be signed by Keith Brackpool, its Chief Executive Officer and George P. Rice, its Secretary, this 30th day of April, 1993.

By: ______________________
Keith Brackpool,
Chief Executive Officer

ATTEST:

By: ______________________
George P. Rice
Secretary

CLC\inc01ex3.m29

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 11/12/1996
960328094 - 2295882

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
CADIZ LAND COMPANY, INC.
a Delaware Corporation

CADIZ LAND COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Cadiz Land Company, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Subsection A of the Fourth Article thereof so that, as amended Subsection A of said Article shall be and read as follows:

"Fourth:

A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Forty Five Million One Hundred Thousand (45,100,000), consisting of:

(1) Forty Five million (45,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock"); and

(2) One Hundred Thousand (100,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock").

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

G:\CORP\CLC\INC01CW6.N04

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Cadiz Land Company, Inc. has caused this certificate to be signed by Keith Brackpool, its Chief Executive Officer and Susan K. Chapman, its Secretary, this 8th day of November, 1996.

By: ______________________
Keith Brackpool,
Chief Executive Officer

ATTEST:

By: ______________________
Susan K. Chapman,
Secretary

NOV. 11 '96 (MON) 15:18 MILLER & HOLGUIN 310 557 2205 PAGE 4/4

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
CADIZ LAND COMPANY, INC.
a Delaware Corporation

CADIZ LAND COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Cadiz Land Company, Inc. adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Article One thereof so that, as amended said Article shall be and read as follows:
>
> "First. The name of the Corporation is Cadiz Inc., hereinafter sometimes referred to as the Corporation."

SECOND: That said amendment was duly adopted by the Corporation's Board of Directors and by each outstanding class of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Cadiz Land Company, Inc. has caused this certificate to be signed by Keith Brackpool, its Chief Executive officer and Stanley E. Speer, its Secretary, this 1st day of September, 1998.

By: ______________________
Keith Brackpool
Chief Executive Officer

ATTEST:

By: ______________________
Stanley E. Speer,
Secretary

G:\CORP\CLC\INC01CU8.L15

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/01/1998
981341171 - 2295882

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/18/2000
001254696 - 2295882

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
CADIZ INC.
a Delaware Corporation

CADIZ INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Cadiz Inc. adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Subsection A of the Fourth Article thereof so that, as amended Subsection A of said Article shall be and read as follows:

"Fourth:

A. The total number of shares of all classes of stock which the Company shall have the authority to issue is Seventy Million One Hundred Thousand (70,100,000), consisting of:

(1) Seventy Million (70,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock"); and

(2) One Hundred Thousand (100,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock")."

SECOND: That said amendment was duly adopted by the Corporation's Board of Directors and by each outstanding class of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Cadiz Inc. has caused this certificate to be signed by Keith Brackpool, its Chief Executive Officer and Stanley E. Speer, its Secretary, this 15th day of May, 2000.

By: Keith Brackpool
Chief Executive Officer

ATTEST:

By: Stanley E. Speer,
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:07 PM 12/15/2003
FILED 01:57 PM 12/15/2003
SRV 030805265 – 2295882 FILE

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CADIZ INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation Law
of the State of Delaware

Cadiz Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), by its duly authorized officers, hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted a resolution authorizing the Corporation to reclassify and change each 25 outstanding shares of the Corporation's Common Stock, par value one cent ($0.01) per share, into one share of Common Stock, par value one cent ($0.01) per share.

SECOND: That, pursuant to authorization by the affirmative vote, in accordance with the provisions of the DGCL, of the holders of a majority of the outstanding voting shares of Common Stock and Preferred Stock of the Corporation entitled to vote thereon at a special meeting of stockholders of the Corporation held on August 21, 2003, the Certificate of Incorporation of the Corporation be amended by adding a new paragraph to Article FOURTH to read as follows:

"C. Each 25 shares of the Common Stock, par value one cent ($0.01) per share, of the Corporation issued and outstanding or held in treasury as of 12:01 a.m. Los Angeles time on December 15, 2003 (the "Effective Time") shall be reclassified as and changed into one share of Common Stock, par value one cent ($0.01) per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by 25 shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the average of the high and low sales prices (as adjusted to reflect the reverse stock split) of the Common Stock as last reported in the OTC U.S. Market immediately prior to the Effective Time."

THIRD: That the amendment to the Corporation's Certificate of Incorporation set forth herein has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by Keith Brackpool, its Chairman and Chief Executive Officer, on this 15th day of December, 2003.

By: ______________________
Keith Brackpool
Chief Executive Officer

ATTEST:

By: ______________________
Jennifer Hankes Painter
Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
CADIZ INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Cadiz Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

> **RESOLVED,** that the Certificate of Incorporation of the Corporation be amended by changing Subsection C of the Sixth Article thereof so that, as amended Subsection C of said Article shall be and read as follows:
>
> "C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.";

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be executed this 9th day of June, 2016.

By: /s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CADIZ INC.

Cadiz Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The certificate of incorporation of the Corporation is hereby amended by deleting the text of Part D of Article FIFTH thereof in its entirety and inserting the following in lieu thereof:

"Intentionally Omitted."

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged this 12th day of July, 2022.

CADIZ INC.

By: [signature]
Name: Stanley Speer
Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:23 PM 07/12/2022
FILED 01:23 PM 07/12/2022
SR 20222965615 - File Number 2295882